Marathon Petroleum Corp. Reports Second-Quarter 2021 Results
•Reported second-quarter income of $8.5 billion, or $13.00 per diluted share, which includes net pre-tax benefits of $11.6 billion; reported adjusted income of $437 million, or $0.67 per diluted share
•Continued focus on advancing renewable projects and lowering cost structure
•Closed Speedway sale; repurchased approximately $1 billion of shares and commencing next steps towards completing the remaining $9 billion return of capital
•Published annual Sustainability and Climate Reports

FINDLAY, Ohio, Aug. 4, 2021 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income of $8.5 billion, or $13.00 per diluted share, for the second quarter of 2021, compared with net income of $9 million, or $0.01 per diluted share, for the second quarter of 2020.
Excluding the adjustments shown in the accompanying release tables, adjusted net income was $437 million, or $0.67 per diluted share, for the second quarter of 2021. This compares to an adjusted net loss of $868 million, or $(1.33) per diluted share, for the second quarter of 2020. Adjusted results for these periods exclude net pre-tax benefits of $11.6 billion and $1.4 billion, for the second-quarter 2021 and second-quarter 2020, respectively.
“As demand slowly recovers from the effects of the pandemic, we continue to focus on the aspects of our business within our control,” said President and Chief Executive Officer Michael J. Hennigan. “This quarter, we closed the Speedway sale and, as part of our capital return commitment, announced $10 billion of the proceeds would be allocated to share repurchases. We have repurchased approximately $1 billion of shares, achieved our targeted structural debt reduction of $2.5 billion, and are commencing the next steps towards completing the remaining $9 billion return of capital over the next 12 to 16 months.
“Our renewable projects are progressing well. The Dickinson renewable diesel plant reached its design capacity during the quarter. Detailed engineering and permitting progressed for the conversion of Martinez to renewable fuels. As we challenge ourselves to lead in sustainable energy, this quarter, we published our annual Sustainability and Climate Reports. Both reports expand our disclosures around environmental, social and governance matters.”

Results from Operations
As previously announced, on May 14, 2021, MPC closed on the $21 billion sale of Speedway to 7-Eleven. Consistent with reporting from prior quarters, Speedway’s results through the close of the sale are presented separately as discontinued operations.

	Three Months Ended June 30,
(In millions)	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$224	$(1,544)
Midstream	977	869
Corporate	(180)	(195)
Income (loss) from continuing operations before items not allocated to segments	1,021	(870)
Items not allocated to segments:
LCM inventory valuation adjustment	—	1,470
Impairments	(56)	(25)
Income from continuing operations	$965	$575

Income from discontinued operations
Speedway	$283	$426
LCM inventory valuation adjustment	—	10
Gain on sale of assets	11,682	—
Transaction-related costs	(23)	(30)
Income from discontinued operations	$11,942	$406

Income from continuing and discontinued operations	$12,907	$981

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.2 billion in the second quarter of 2021, compared with $653 million for the second quarter of 2020. As detailed in the table below, adjusted EBITDA is shown for both continuing and discontinued operations. Adjusted EBITDA from continuing operations excludes refining planned turnaround costs.
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA

	Three Months Ended June 30,
(In millions)	2021	2020
Refining & Marketing Segment
Segment income (loss) from operations	$224	$(1,544)
Add: Depreciation and amortization	466	463
Refining planned turnaround costs	61	162
Segment Adjusted EBITDA	751	(919)
Midstream Segment
Segment income from operations	977	869
Add: Depreciation and amortization	331	330
Segment Adjusted EBITDA	1,308	1,199

Segment Adjusted EBITDA	2,059	280
Corporate	(180)	(195)
Add: Depreciation and amortization	31	40
Adjusted EBITDA from continuing operations	$1,910	$125

Speedway
Speedway	$283	$426
Add: Depreciation and amortization(a)	1	102
Adjusted EBITDA from discontinued operations	$284	$528

Adjusted EBITDA from continuing and discontinued operations	$2,194	$653

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway.

Refining & Marketing (R&M)
R&M segment income from operations was $224 million in the second quarter of 2021, compared with a loss of $1.5 billion for the second quarter of 2020.
Segment adjusted EBITDA was $751 million in the second quarter of 2021, versus $(919) million for the second quarter of 2020. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $61 million in the second quarter of 2021 and $162 million in the second quarter of 2020. The increase in R&M earnings was primarily due to higher crack spreads in all regions. Additional benefits were from higher throughput and reduced operating expenses, partially offset by narrower crude differentials.
R&M margin was $12.45 per barrel for the second quarter of 2021, versus $7.64 for the second quarter of 2020. Crude capacity utilization was 94%, resulting in total throughput of 2.9 million barrels per day. If adjusted to include capacity idled in 2020, utilization would have been approximately 89%.

Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX LP (NYSE: MPLX), was $977 million in the second quarter of 2021, compared with $869 million for the second quarter of 2020.
Segment adjusted EBITDA was $1.3 billion in the second quarter of 2021, versus $1.2 billion for the second quarter of 2020. Results for the quarter benefited from higher revenue and lower operating expenses.
Corporate and Items Not Allocated
Corporate expenses totaled $180 million in the second quarter of 2021, compared with $195 million in the second quarter of 2020.
In the second quarter of 2021, items not allocated to segments include $56 million due to non-cash impairments related to minor changes in the portfolio. In the second quarter of 2020, items not allocated to segments included net benefits of $1.4 billion, primarily for a $1.5 billion lower of cost or market (LCM) inventory benefit.
Speedway
The sale of Speedway to 7-Eleven closed on May 14, 2021. The second quarter results reflect MPC’s ownership of Speedway through the close of the sale, and these results are reported as discontinued operations.
Speedway income from operations was $283 million in the second quarter of 2021, compared with $426 million for the second quarter of 2020. Speedway’s adjusted EBITDA was $284 million in the second quarter of 2021, versus $528 million for the second quarter of 2020.
Financial Position and Liquidity
As of June 30, 2021, MPC had $17.3 billion of cash, cash equivalents, and short-term investments. There are no borrowings outstanding under the company’s $5 billion five-year bank revolving credit facility.
MPC debt at the end of the second quarter of 2021 totaled $9.1 billion, excluding MPLX debt. Debt outstanding decreased by $3.3 billion from the end of the first quarter of 2021. MPC’s debt-to-capital ratio, excluding MPLX, was 24% at the end of the second quarter of 2021.
Strategic and Operations Update
The company closed the $21 billion sale of Speedway to 7-Eleven and announced its expectation to use proceeds from the sale to strengthen the balance sheet and return capital to shareholders, which includes the repurchase of $10 billion of MPC’s common stock.
On June 15, 2021 MPC completed a modified Dutch auction which resulted in the repurchase of nearly 15.6 million shares for approximately $1 billion. The company reiterated its commitment to repurchase the remaining $9 billion of shares within the next 12 to 16 months.
MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.
The Dickinson renewable diesel facility reached design capacity of 184 million gallons per year during the second quarter. The company also progressed activities associated with the conversion of the Martinez refinery to a renewable diesel facility. Discussions with feedstock suppliers, detailed engineering and permitting activities continue to advance. The Martinez facility is expected to produce 260 million gallons per year of renewable diesel by the second half of 2022, with pretreatment capabilities coming online in 2023. The facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
In the Midstream segment, the company remains focused on executing the strategic priorities of strict capital discipline, lowering the cost structure, and portfolio optimization. Several projects advanced during the quarter, including the Wink to Webster crude oil pipeline, the Whistler natural gas pipeline, and the reversal of the Capline crude pipeline. The Whistler Pipeline began full commercial service in the beginning of July. Each of these projects includes minimum volume commitments from customers.
During the quarter, we published both our annual Sustainability and Climate-Related Scenarios reports. The reports are available on our website at www.marathonpetroleum.com.
Third Quarter 2021 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.05
Distribution costs (in millions)	$1,300
Refining planned turnaround costs (in millions)	$195
Depreciation and amortization (in millions)	$465

Refinery throughputs (mbpd):
Crude oil refined	2,665
Other charge and blendstocks	135
Total	2,800

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Corporate (in millions)	$175

Conference Call
At 11:00 a.m. EDT today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.

Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding Marathon Petroleum Corporation (MPC). These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans, capital return plans, including the intended use of the Speedway sale proceeds, operating cost and capital expenditure reduction objectives, and environmental, social and governance goals. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the magnitude, duration and potential resurgence of the COVID-19 pandemic and its effects, including the continuation or re-imposition of travel restrictions, business and school closures, increased remote work, stay at home orders and other actions taken by individuals, government and the private sector to stem the spread of the virus; changes in the regional, national and worldwide demand for refined products and related margins; changes in the regional, national or worldwide availability and pricing of crude oil and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility; reliability of processing units and other equipment and unplanned maintenance; availability of opportunities to divest non-core assets on commercially acceptable terms; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and in other filings with the SEC. Any forward-looking statements speak only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Copies of MPC's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K for the year ended December 31, 2020, Forms 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2021	2020	2021	2020
Revenues and other income:
Sales and other operating revenues(a)	$29,615	$12,195	$52,326	$34,399
Income (loss) from equity method investments(b)	93	79	184	(1,154)
Net gain on disposal of assets	—	2	3	5
Other income	119	24	196	47
Total revenues and other income	29,827	12,300	52,709	33,297
Costs and expenses:
Cost of revenues (excludes items below)(a)	27,177	11,502	48,261	31,844
LCM inventory valuation adjustment	—	(1,470)	—	1,715
Impairment expense	—	25	—	7,847
Depreciation and amortization	871	833	1,715	1,696
Selling, general and administrative expenses	625	665	1,200	1,407
Other taxes	189	170	351	368
Total costs and expenses	28,862	11,725	51,527	44,877
Income (loss) from continuing operations	965	575	1,182	(11,580)
Net interest and other financial costs	372	341	725	673
Income (loss) from continuing operations before income taxes	593	234	457	(12,253)
Provision (benefit) for income taxes on continuing operations	5	150	39	(1,801)
Income (loss) from continuing operations, net of tax	588	84	418	(10,452)
Income from discontinued operations, net of tax	8,214	192	8,448	510
Net income (loss)	8,802	276	8,866	(9,942)
Less net income (loss) attributable to:
Redeemable noncontrolling interest	21	21	41	41
Noncontrolling interests	269	246	555	(758)
Net income (loss) attributable to MPC	$8,512	$9	$8,270	$(9,225)

Per share data
Basic:
Continuing operations	$0.46	$(0.28)	$(0.27)	$(15.00)
Discontinued operations	12.63	0.29	12.98	0.79
Net income (loss) per share	$13.09	$0.01	$12.71	$(14.21)

Weighted average shares outstanding (in millions)	650	650	651	649
Diluted:
Continuing operations	$0.45	$(0.28)	$(0.27)	$(15.00)
Discontinued operations	12.55	0.29	12.98	0.79
Net income (loss) per share	$13.00	$0.01	$12.71	$(14.21)

Weighted average shares outstanding (in millions)	654	650	651	649
(a)In accordance with discontinued operations accounting, Speedway sales to retail customers and net results are reflected in income from discontinued operations, net of tax, and Refining & Marketing intercompany sales to Speedway prior to May 14, 2021, are presented as third-party sales.
(b)The YTD 2020 period includes $1.3 billion of impairment expense.

Income Summary for Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$224	$(1,544)	$(374)	$(2,041)
Midstream	977	869	1,949	1,774
Corporate	(180)	(195)	(337)	(428)
Income (loss) from continuing operations before items not allocated to segments	1,021	(870)	1,238	(695)
Items not allocated to segments:
LCM inventory valuation adjustment	—	1,470	—	(1,715)
Impairments(a)	(56)	(25)	(56)	(9,162)
Transaction-related costs(b)	—	—	—	(8)
Income (loss) from continuing operations	965	575	1,182	(11,580)
Net interest and other financial costs	372	341	725	673
Income (loss) from continuing operations before income taxes	593	234	457	(12,253)
Provision (benefit) for income taxes on continuing operations	5	150	39	(1,801)
Income (loss) from continuing operations, net of tax	$588	$84	$418	$(10,452)

(a)The second quarter and first six months of 2021 include impairment expenses related to long-lived assets and equity method investments. The 2020 YTD period includes $7.3 billion goodwill impairment, $1.3 billion impairment of equity method investments and $517 million impairment of long-lived assets.
(b)2020 includes costs incurred in connection with the Midstream strategic review.

Income Summary for Discontinued Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Income from discontinued operations
Speedway	$283	$426	$613	$826
LCM inventory valuation adjustment	—	10	—	(25)
Gain on sale of assets	11,682	—	11,682	—
Transaction-related costs(a)	(23)	(30)	(46)	(57)
Income from discontinued operations	11,942	406	12,249	744
Net interest and other financial costs	2	4	6	10
Income from discontinued operations before income taxes	11,940	402	12,243	734
Provision for income taxes on discontinued operations	3,726	210	3,795	224
Income from discontinued operations, net of tax	$8,214	$192	$8,448	$510

(a)Costs related to the Speedway separation.

Capital Expenditures and Investments (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Refining & Marketing	$176	$271	$310	$741
Midstream	178	425	316	899
Corporate(a)	39	45	74	101
Speedway	74	66	177	131
Total	$467	$807	$877	$1,872

(a)Includes capitalized interest of $16 million, $27 million, $30 million and $56 million for the second quarter 2021, the second quarter 2020, the first six months of 2021 and the first six months of 2020, respectively.

Refining & Marketing Operating Statistics (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Dollar per barrel of net refinery throughput:
Refining & Marketing margin(a)	$12.45	$7.64	$11.37	$10.04
Less:
Refining operating costs, excluding winter storm effect(b)	4.59	6.13	4.86	6.06
Winter storm effect on refining operating cost(c)	—	—	0.06	—
Distribution costs(d)	5.04	5.87	5.11	5.23
Refining planned turnaround costs	0.24	0.78	0.35	1.02
Depreciation and amortization	1.80	2.24	1.93	1.95
Plus (Less):
Other(e)	0.08	(0.07)	0.18	(0.04)
Refining & Marketing income (loss) from operations	$0.86	$(7.45)	$(0.76)	$(4.26)
Fees paid to MPLX included in distribution costs above	$3.33	$4.06	$3.49	$3.54

Refining & Marketing refined product sales volume (mbpd)(f)	3,489	2,878	3,279	3,233
Crude oil refining capacity (mbpcd)(g)	2,874	3,067	2,874	3,067
Crude oil capacity utilization (percent)(g)	94	71	89	81
Refinery throughputs (mbpd):
Crude oil refined	2,713	2,165	2,548	2,475
Other charge and blendstocks	141	111	162	160
Net refinery throughput	2,854	2,276	2,710	2,635
Sour crude oil throughput (percent)	48	53	48	50
Sweet crude oil throughput (percent)	52	47	52	50
Refined product yields (mbpd):
Gasoline	1,436	1,114	1,380	1,301
Distillates	984	834	933	927
Propane	54	45	50	52
Feedstocks and special products	301	217	262	284
Heavy fuel oil	27	27	31	32
Asphalt	91	76	94	78
Total	2,893	2,313	2,750	2,674
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	69	70	52	74
(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Winter storms in the first quarter of 2021 resulted in higher costs, including maintenance and repairs.
(d)Excludes depreciation and amortization expense.
(e)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(f)Includes intersegment sales.
(g)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. 2021 crude oil refining capacity excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing Operating Statistics by Region (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gulf Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$9.63	$5.22	$9.40	$7.15
Refining operating costs(c)(d)	3.65	5.03	3.92	4.62
Refining planned turnaround costs	0.32	1.31	0.64	1.16
Refining depreciation and amortization	1.40	1.69	1.50	1.42

Refinery throughputs (mbpd):
Crude oil refined	1,074	854	1,000	995
Other charge and blendstocks	108	116	106	140
Gross refinery throughput	1,182	970	1,106	1,135
Sour crude oil throughput (percent)	63	74	62	65
Sweet crude oil throughput (percent)	37	26	38	35
Refined product yields (mbpd):
Gasoline	523	404	507	476
Distillates	401	346	375	381
Propane	26	22	24	26
Feedstocks and special products	237	201	203	251
Heavy fuel oil	7	11	5	11
Asphalt	16	18	21	19
Total	1,210	1,002	1,135	1,164
Inter-region refinery transfers included in throughput and yields above (mbpd)	37	51	26	48

Mid-Continent
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$14.30	$9.49	$12.40	$11.42
Refining operating costs(c)(d)	4.00	5.02	4.32	5.47
Refining planned turnaround costs	0.20	0.32	0.17	0.97
Refining depreciation and amortization	1.53	1.91	1.64	1.83

Refinery throughputs (mbpd):
Crude oil refined	1,150	923	1,081	999
Other charge and blendstocks	49	34	53	46
Gross refinery throughput	1,199	957	1,134	1,045
Sour crude oil throughput (percent)	27	28	27	26
Sweet crude oil throughput (percent)	73	72	73	74
Refined product yields (mbpd):
Gasoline	624	476	596	540
Distillates	406	340	386	365
Propane	21	17	19	18
Feedstocks and special products	69	59	55	55
Heavy fuel oil	13	11	12	13
Asphalt	74	57	73	58
Total	1,207	960	1,141	1,049
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	9	8	9

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
West Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$14.43	$8.82	$13.30	$13.38
Refining operating costs(c)(d)	7.36	10.19	7.51	9.45
Refining planned turnaround costs	0.11	0.45	0.11	0.70
Refining depreciation and amortization	1.36	1.81	1.57	1.48

Refinery throughputs (mbpd):
Crude oil refined	489	388	467	481
Other charge and blendstocks	53	31	55	48
Gross refinery throughput	542	419	522	529
Sour crude oil throughput (percent)	66	64	69	70
Sweet crude oil throughput (percent)	34	36	31	30
Refined product yields (mbpd):
Gasoline	289	234	277	285
Distillates	177	148	172	181
Propane	7	6	7	8
Feedstocks and special products	51	17	46	40
Heavy fuel oil	20	15	24	20
Asphalt	1	1	—	1
Total	545	421	526	535
Inter-region refinery transfers included in throughput and yields above (mbpd)	24	10	18	17

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated winter storm refining operating cost effects excluded from regional refining operating costs.

Midstream Operating Statistics (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Pipeline throughputs (mbpd)(a)	5,671	4,380	5,446	4,800
Terminal throughput (mbpd)	2,986	2,420	2,801	2,693
Gathering system throughput (million cubic feet per day)(b)	5,077	5,490	5,081	5,621
Natural gas processed (million cubic feet per day)(b)	8,372	8,476	8,371	8,632
C2 (ethane) + NGLs fractionated (mbpd)(b)	545	543	552	548

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (Unaudited)

(In millions)	June 30, 2021	March 31, 2021
Cash and cash equivalents(a)	$11,839	$758
Short-term investments	5,418	—
MPC debt(b)	9,085	12,555
MPLX debt	19,235	20,054
Total consolidated debt(b)	28,320	32,609
Redeemable noncontrolling interest	968	968
Equity	35,725	28,511
Shares outstanding	638	652

(a)March 31, 2021, includes Speedway’s cash and cash equivalents of $134 million, which at that time was classified as assets held for sale on MPC’s consolidated balance sheet. Includes MPLX cash and cash equivalents of $8 million and $24 million, as of June 30, and March 31, 2021, respectively.
(b)March 31, 2021, includes Speedway’s debt of $129 million, which at that time was classified as liabilities held for sale on MPC’s consolidated balance sheet.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For all periods presented, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income or loss. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted Net Income (Loss) Attributable to MPC

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$8,512	$9	$8,270	$(9,225)
Pre-tax adjustments:
Gain on Speedway sale	(11,682)	—	(11,682)	—
LCM inventory valuation adjustment	—	(1,480)	—	1,740
Impairments	56	25	56	9,162
Pension settlement	49	—	49	—
Transaction-related costs	23	30	46	65
Winter storm effect	—	—	47	—
Tax impact of adjustments(a)	3,497	548	3,543	(1,445)
Non-controlling interest impact of adjustments	(18)	—	(24)	(1,271)
Adjusted net income (loss) attributable to MPC	$437	$(868)	$305	$(974)

Diluted income (loss) per share	$13.00	$0.01	$12.71	$(14.21)
Adjusted diluted income (loss) per share	$0.67	$(1.33)	$0.47	$(1.50)
(a)Income taxes for adjusted earnings was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income (loss) for these periods. The corresponding adjustments to reported income taxes is shown in the table above.

Adjusted EBITDA & Segment Adjusted EBITDA
Adjusted EBITDA and Segment Adjusted EBITDA represent earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs, items not allocated to segment results and other items shown in the table below. We believe these non-GAAP financial measures are useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted EBITDA from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$8,512	$9	$8,270	$(9,225)
Plus (Less):
Income from discontinued operations, net of tax	(8,214)	(192)	(8,448)	(510)
Net interest and other financial costs	372	341	725	673
Net income (loss) attributable to noncontrolling interests	290	267	596	(717)
Provision (benefit) for income taxes	5	150	39	(1,801)
Depreciation and amortization	871	833	1,715	1,696
Refining planned turnaround costs	61	162	173	491
Winter storm effect	—	—	47	—
LCM inventory valuation adjustment	—	(1,470)	—	1,715
Impairments	13	25	13	9,162
Transaction-related costs	—	—	—	8
Adjusted EBITDA from continuing operations	$1,910	$125	$3,130	$1,492

Reconciliation of Income from Discontinued Operations, Net of Tax to EBITDA from Discontinued Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Income from discontinued operations, net of tax	$8,214	$192	$8,448	$510
Plus (Less):
Net interest and other financial costs	2	4	6	10
Provision for income taxes	3,726	210	3,795	224
Depreciation and amortization(a)	1	102	3	201
LCM inventory valuation adjustment	—	(10)	—	25
Gain on sale of assets	(11,682)	—	(11,682)	—
Transaction-related costs	23	30	46	57
Adjusted EBITDA from discontinued operations	$284	$528	$616	$1,027

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway. Asset write-offs and retirements charges are presented as depreciation and amortization in our financial statements for all periods presented.

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Refining & Marketing income (loss) from operations(a)	$224	$(1,544)	$(374)	$(2,041)
Plus (Less):
Selling, general and administrative expenses	499	502	955	1,058
LCM inventory valuation adjustment	—	1,470	—	(1,715)
(Income) loss from equity method investments	(14)	19	(19)	22
Net (gain) loss on disposal of assets	—	1	(3)	1
Other income	(89)	(4)	(143)	(8)
Refining & Marketing gross margin	620	444	416	(2,683)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,305	2,240	4,580	5,073
LCM inventory valuation adjustment	—	(1,470)	—	1,715
Depreciation and amortization	466	463	944	936
Gross margin excluded from Refining & Marketing margin(b)	(198)	(75)	(377)	(184)
Other income included in Refining & Marketing margin	82	—	82	—
Other taxes included in Refining & Marketing margin	(42)	(19)	(66)	(43)
Refining & Marketing margin(a)	$3,233	$1,583	$5,579	$4,814

Refining & Marketing margin by region:
Gulf Coast	$1,003	$437	$1,837	$1,414
Mid-Continent	1,550	819	2,528	2,154
West Coast	680	327	1,214	1,246
Refining & Marketing margin	$3,233	$1,583	$5,579	$4,814

(a)LCM inventory valuation adjustments are excluded from Refining & Marketing income from operations and Refining & Marketing margin.
(b)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers.